Exhibit 99.1

Cerevel Therapeutics Announces Third Quarter 2020 Financial Results and Key Business Highlights

Participants dosed in clinical trials for lead programs in schizophrenia, epilepsy, anxiety and Parkinson’s disease

Debuted as publicly traded entity under symbol CERE

Net proceeds of approximately $440 million raised from completed business combination transaction with ARYA Sciences Acquisition Corp II and concurrent PIPE financing

BOSTON – November 16, 2020 – Cerevel Therapeutics (Nasdaq: CERE), a company dedicated to unraveling the mysteries of the brain to treat neuroscience diseases, today announced financial results for the third quarter ended September 30, 2020 and provided recent business updates.

“During the third quarter of 2020 we made substantial progress towards our goal of becoming the premier neuroscience company,” said Tony Coles, M.D., chief executive officer and chairperson of Cerevel Therapeutics. “As a result of our business combination with Arya II and the accompanying PIPE financing, we now have the financial resources expected to fund our operating plan into 2023 and advance each of our lead programs in the clinic. Our goal is to make a profound impact in the lives of people with schizophrenia, anxiety, epilepsy and Parkinson’s disease and we have initiated enrollment in each of our clinical trials for these diseases.”

Third Quarter and Key Business Highlights

•	Dosed participants in clinical trials for all three lead programs.

•

CVL-231: the first participant was dosed in Part B of the Phase 1b trial of CVL-231 in patients with schizophrenia. The Phase 1b trial consists of Part A, a multiple ascending dose trial and Part B, a pharmacokinetic/pharmacodynamic trial. Dosing in Part A of the trial had started in the second half of 2019. Data from the Phase 1b trial are expected in the second half of 2021.

•

CVL-865: the first participant was dosed in the Phase 2 REALIZE trial evaluating CVL-865 as an adjunctive therapy in adults with drug-resistant focal onset seizures. Data from the REALIZE trial are expected in the second half of 2022. Additionally, the first participant was dosed in the Phase 1 proof-of-principle trial for acute anxiety in healthy volunteers. Data from this Phase 1 trial are expected in the second half of 2021.

•

Tavapadon: the first participants have been dosed in all three of the ongoing clinical trials in the Phase 3 program evaluating tavapadon in patients with Parkinson’s disease. Preliminary data readouts from the Phase 3 program are expected to be available beginning in the first half of 2023.

•

Debuted as publicly traded neuroscience company. On October 28, 2020, Cerevel began trading as a public company via one of the largest go-public transactions in the biopharma industry to date. Following the completion of its business combination with ARYA Sciences Acquisition Corp II (Arya II), a special purpose acquisition company or SPAC, sponsored by Perceptive Advisors, Cerevel Therapeutics Holdings, Inc., the resulting combined company, commenced trading its shares under the symbol “CERE” and its warrants under the symbol “CEREW” on the Nasdaq Capital Market.

•

Raised net proceeds of approximately $440 million through completed business combination. On July 29, 2020, Cerevel Therapeutics and Arya II entered into a definitive business combination agreement. Concurrently, a group of premier healthcare investors committed to participate in the transaction through a concurrent private investment in public equity (“PIPE”) financing. On October 27, 2020, the business combination was completed and net proceeds from the transaction totaled approximately $440 million, which included funds held in Arya II’s trust account and proceeds from the PIPE financing, less transaction expenses.

Third Quarter Financial Results

•

Cash and cash equivalents: Cash and cash equivalents were $13 million as of September 30 2020. Following receipt of the net proceeds from the business combination with Arya II and the concurrent PIPE financing, Cerevel Therapeutics expects its cash and cash equivalents will be sufficient to fund its current operating plan into 2023.

•

Research and Development (R&D) Expenses: R&D expenses were $24 million for the third quarter of 2020 as compared to $17 million for the third quarter of 2019. The increase in research and development expense was primarily due to higher program costs related to advancing our pipeline and increased personnel costs as we grew our organization.

•	General and Administrative (G&A) Expenses: G&A expenses were $10 million for the third quarter of 2020 as compared to $10 million for the third quarter of 2019.

•	Net Loss: Net loss was $39 million for the third quarter of 2020, as compared to net loss of $36 million for the third quarter of 2019.

About Cerevel Therapeutics

Cerevel Therapeutics is dedicated to unraveling the mysteries of the brain to treat neuroscience diseases. The company is tackling neuroscience diseases with a differentiated approach that combines expertise in neurocircuitry with a focus on receptor selectivity. Cerevel Therapeutics has a diversified pipeline comprising five clinical-stage investigational therapies and several preclinical compounds with the potential to treat a range of neuroscience diseases, including schizophrenia, epilepsy, Parkinson’s disease and substance use disorder. Headquartered in Boston, Cerevel Therapeutics is advancing its current research and development programs while exploring new modalities through internal research efforts, external collaborations or potential acquisitions. For more information, visit www.cerevel.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about the potential attributes and benefits of our product candidates, the format and timing of our product development activities and clinical trials, including the expected timing of data announcements, and the sufficiency of our financial resources. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties, including, among others: that clinical trial results may not be favorable; uncertainties inherent in the product development process (including with respect to the timing of results and whether such results will be predictive of future results); the impact of COVID-19 on the timing, progress and results of ongoing or planned clinical trials; other impacts of COVID-19, including operational disruptions or delays or to our ability to raise additional capital; whether and when, if at all, our product candidates will receive approval from the FDA or other regulatory authorities, and for which, if any, indications; competition from other biotechnology companies; uncertainties regarding intellectual property protection; and other risks identified in our SEC filings, including those under the heading “Risk Factors” in our definitive proxy statement/prospectus filed with the SEC on October 7, 2020. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

# # #

Media Contact:

Rachel Eides

W2O pure

reides@purecommunications.com

Investor Contact:

Matthew Calistri

Cerevel Therapeutics

matthew.calistri@cerevel.com

TABLE 1

CEREVEL THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2019	2020	2019	2020
Operating expenses:
Research and development	$17,342	$24,026	$28,326	$73,168
General and administrative	9,643	10,336	18,740	34,052

Total operating expenses	26,985	34,362	47,066	107,220

Loss from operations	(26,985)	(34,362)	(47,066)	(107,220)
Interest income, net	368	1	1,360	210
Other income (expense), net	(8,980)	(4,684)	(26,423)	(11,976)

Loss before income taxes	(35,597)	(39,045)	(72,129)	(118,986)
Income tax (provision) benefit, net	—	5	—	21

Net loss and comprehensive loss	$(35,597)	$(39,040)	$(72,129)	$(118,965)

Net loss per share, basic and diluted	$(7.73)	$(5.49)	$(15.66)	$(17.89)

Weighted-average shares used in calculating net loss per share, basic and diluted	4,608	7,112	4,605	6,648

TABLE 2

CEREVEL THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	As of	As of
	December 31, 2019	September 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$79,551	$12,808
Prepaid expenses and other current assets	7,526	3,076

Total current assets	87,077	15,884
Property and equipment, net	1,476	16,620
Operating lease assets	26,015	24,727
Restricted cash	4,131	4,200
Other long-term assets	2,107	5,606

Total assets	$120,806	$67,037

LIABILITIES, CONVERTIBLE STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$2,109	$4,822
Accrued expenses and other current liabilities	10,175	22,181
Operating lease liabilities, current portion	2,592	2,206

Total current liabilities	14,876	29,209
Operating lease liabilities, net of current portion	25,819	29,515
Other long-term liabilities	2,288	9,060

Total liabilities	42,983	67,784
Convertible stock and stockholders’ (deficit) equity	77,823	(747)

Total liabilities, convertible stock and stockholders’ (deficit) equity	$120,806	$67,037

TABLE 3

CEREVEL THERAPEUTICS HOLDINGS, INC.

SUMMARY OF CASH FLOWS

(unaudited, in thousands)

	For the Nine Months
	Ended September 30,
CASH FLOWS	2019	2020
Net cash flows used in operating activities	$(34,907)	$(76,099)
Net cash flows used in investing activities	(550)	(11,341)
Net cash flows provided by financing activities	58	20,766

Net decrease in cash, cash equivalents and restricted cash	(35,399)	(66,674)
Cash, cash equivalents and restricted cash, beginning of the period	95,443	83,682

Cash, cash equivalents and restricted cash, end of the period	$60,044	$17,008

Note:

Cash, cash equivalents and restricted cash balances include restricted cash of $4.2 million and $4.1 million as of September 30, 2020 and December 31, 2020, respectively.

TABLE 4

CEREVEL THERAPEUTICS HOLDINGS, INC.

GAAP TO NON-GAAP RECONCILIATION

(unaudited, in thousands, except per share amounts)

An itemized reconciliation between net loss per share on a GAAP basis and on a Non-GAAP basis is as follows:

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2019	2020	2019	2020
GAAP net loss per share, basic and diluted	$(7.73)	$(5.49)	$(15.66)	$(17.89)
Adjustments to GAAP net loss per share (as detailed below)	2.54	1.15	6.56	3.65

Non-GAAP net loss per share, basic and diluted	$(5.19)	$(4.34)	$(9.10)	$(14.24)

Weighted-average shares used in calculating net loss per share	4,608	7,112	4,605	6,648

An itemized reconciliation between net loss on a GAAP basis and on a Non-GAAP basis is as follows:

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2019	2020	2019	2020
GAAP net loss	$(35,597)	$(39,040)	$(72,129)	$(118,965)
Adjustments:
Research and development: equity-based compensation expense	879	1,059	1,530	2,883
General and administrative: equity-based compensation expense	1,820	2,413	2,262	6,981
General and administrative: write-off of deferred financing costs	—	—	—	2,485
Other income (expense), net: loss (gain) on fair value remeasurement of Equity Commitment	11,880	4,650	30,202	11,300
Other income (expense), net: loss (gain) on fair value remeasurement of Share Purchase Option	(2,900)	30	(3,780)	670

Non-GAAP net loss	$(23,918)	$(30,888)	$(41,915)	$(94,646)

Use of Non-GAAP Financial Measures

We supplement our consolidated financial statements presented on the basis of U.S. generally accepted accounting principles, or GAAP, by providing additional measures which may be considered “Non-GAAP” financial measures under applicable SEC rules. Our “Non-GAAP net loss per share” and “Non-GAAP net loss” financial measures exclude the following items included in our reported, or GAAP, net loss and net loss per share financial measures: equity-based compensation expense, changes in the fair value remeasurement of our Equity Commitment and Share Purchase Option and a $2.5 million charge for the write-off of deferred financing costs associated with our IPO and other financing activities that were abandoned in June 2020 upon signing of the term sheet for our business combination agreement with ARYA Sciences Acquisition Corp II, or ARYA. We exclude equity-based compensation expense because it is a non-cash item, which is excluded from our internal operating plans and measurement of financial performance, although we consider the dilutive impact to our investors when awarding stock-based compensation and value such awards accordingly. We exclude changes in the fair value remeasurement of our Equity Commitment and Share Purchase Option because, in connection our business combination with ARYA, these instruments were terminated and the exclusion of such non-cash charges provides better period-over-period comparability of our results of operations as viewed by management. We exclude the charge for the write-off of deferred financing costs associated with our abandoned IPO and other financing activities because these were one-time, non-recurring costs and their exclusion provides better period-over-period comparability of our results of operations as viewed by management. These non-GAAP financial measures are not in accordance with GAAP in the United States and should not be viewed in isolation or as a substitute for reported, or GAAP, net loss and net loss per share. In making any comparisons to other companies, investors should be aware that companies use different non-GAAP measures to evaluate their financial performance and should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules.

TABLE 5

CEREVEL THERAPEUTICS HOLDINGS, INC.

GAAP TO NON-GAAP RECONCILIATION

(unaudited, in thousands, except per share amounts)

	For the Three Months			For the Three Months
	Ended September 30, 2019			Ended September 30, 2020
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Operating expenses:
Research and development (1)	$17,342	$(879)	$16,463	$24,026	$(1,059)	$22,967
General and administrative (2)	9,643	(1,820)	7,823	10,336	(2,413)	7,923

Total operating expenses	26,985	(2,699)	24,286	34,362	(3,472)	30,890

Loss from operations	(26,985)	2,699	(24,286)	(34,362)	3,472	(30,890)
Interest income, net	368	—	368	1	—	1
Other income (expense), net (3)	(8,980)	8,980	—	(4,684)	4,680	(4)

Loss before income taxes	(35,597)	11,679	(23,918)	(39,045)	8,152	(30,893)
Income tax (provision) benefit, net	—	—	—	5	—	5

Net loss and comprehensive loss	$(35,597)	$11,679	$(23,918)	$(39,040)	$8,152	$(30,888)

Net loss per share, basic and diluted	$(7.73)	$2.54	$(5.19)	$(5.49)	$1.15	$(4.34)

Weighted-average shares used in calculating net loss per share, basic and diluted	4,608		4,608	7,112		7,112

	For the Nine Months			For the Nine Months
	Ended September 30, 2019			Ended September 30, 2020
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Operating expenses:
Research and development (4)	$28,326	$(1,530)	$26,796	$73,168	$(2,883)	$70,285
General and administrative (5) (6)	18,740	(2,262)	16,478	34,052	(9,466)	24,586

Total operating expenses	47,066	(3,792)	43,274	107,220	(12,349)	94,871

Loss from operations	(47,066)	3,792	(43,274)	(107,220)	12,349	(94,871)
Interest income, net	1,360	—	1,360	210	—	210
Other income (expense), net (7)	(26,423)	26,422	(1)	(11,976)	11,970	(6)

Loss before income taxes	(72,129)	30,214	(41,915)	(118,986)	24,319	(94,667)
Income tax (provision) benefit, net	—	—	—	21	—	21

Net loss and comprehensive loss	$(72,129)	$30,214	$(41,915)	$(118,965)	$24,319	$(94,646)

Net loss per share, basic and diluted	$(15.66)	$6.56	$(9.10)	$(17.89)	$3.65	$(14.24)

Weighted-average shares used in calculating net loss per share, basic and diluted	4,605		4,605	6,648		$6,648

Notes For the Three Months Ended September 30, 2019 and 2020:

(1)	GAAP Research and development expense includes $0.9 million and $1.1 million in equity-based compensation expense for the three months ended September 30, 2019 and 2020, respectively.
(2)	GAAP General and administrative expense includes $1.8 million and $2.4 million in equity-based compensation expense for the three months ended September 30, 2019 and 2020, respectively.
(3)

GAAP Other income (expense), net includes net losses of $9.0 million and $4.7 million on fair value remeasurement of our Equity Commitment and Share Purchase Option for the three months ended September 30, 2019 and 2020, respectively.

Notes For the Nine Months Ended September 30, 2019 and 2020:

(4)	GAAP Research and development expense includes $1.5 million and $2.9 million in equity-based compensation expense for the nine months ended September 30, 2019 and 2020, respectively.
(5)	GAAP General and administrative expense includes $2.3 million and $7.0 million in equity-based compensation expense for the nine months ended September 30, 2019 and 2020, respectively.
(6)

GAAP General and administrative expense for the nine months ended September 30, 2020, includes a $2.5 million charge for the write-off of deferred financing costs associated with our IPO and other financing activities that were abandoned in June 2020, upon signing of the term sheet for our business combination agreement with ARYA Sciences Acquisition Corp II.

(7)

GAAP Other income (expense), net includes net losses of $26.4 million and $12.0 million on fair value remeasurement of our Equity Commitment and Share Purchase Option for the nine months ended September 30, 2019 and 2020, respectively.

Use of Non-GAAP Financial Measures

We supplement our consolidated financial statements presented on the basis of U.S. generally accepted accounting principles, or GAAP, by providing additional measures which may be considered “Non-GAAP” financial measures under applicable SEC rules. Our “Non-GAAP net loss per share” and “Non-GAAP net loss” financial measures exclude the following items included in our reported, or GAAP, net loss and net loss per share financial measures: equity-based compensation expense, changes in the fair value remeasurement of our Equity Commitment and Share Purchase Option and a $2.5 million charge for the write-off of deferred financing costs associated with our IPO and other financing activities that were abandoned in June 2020 upon signing of the term sheet for our business combination agreement with ARYA Sciences Acquisition Corp II, or ARYA. We exclude equity-based compensation expense because it is a non-cash item, which is excluded from our internal operating plans and measurement of financial performance, although we consider the dilutive impact to our investors when awarding stock-based compensation and value such awards accordingly. We exclude changes in the fair value remeasurement of our Equity Commitment and Share Purchase Option because, in connection our business combination with ARYA, these instruments were terminated and the exclusion of such non-cash charges provides better period-over-period comparability of our results of operations as viewed by management. We exclude the charge for the write-off of deferred financing costs associated with our abandoned IPO and other financing activities because these were one-time, non-recurring costs and their exclusion provides better period-over-period comparability of our results of operations as viewed by management. These non-GAAP financial measures are not in accordance with GAAP in the United States and should not be viewed in isolation or as a substitute for reported, or GAAP, net loss and net loss per share. In making any comparisons to other companies, investors should be aware that companies use different non-GAAP measures to evaluate their financial performance and should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules.